Exhibit 99.1

Inogen Announces Fourth Quarter and Full-Year 2023 Financial Results

Fourth quarter 2023 revenue of $75.9 million; full-year 2023 revenue of $315.7 million

Goleta, CA – February 27, 2024 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the fourth quarter and the full-year ended December 31, 2023.

“I am excited for the future of Inogen. As we progress into 2024, we are focused on positioning the business for revenue growth and long-term profitability while advancing our innovation pipeline and working to bring Physio-Assist to the U.S. market,” said Kevin Smith, President and Chief Executive Officer. “We have a strong management team with the recent additions of Grégoire Ramade as Chief Commercial Officer and Michael Bourque as Chief Financial Officer, and we are confident in our ability to deliver value for shareholders.”

Fourth Quarter 2023 Financial Results

Fourth quarter total revenue was $75.9 million, relative to $88.1 million in the fourth quarter of 2022, primarily due to a decrease in domestic business-to-business sales and direct-to-consumer sales, partially offset by higher rental revenue.

Total gross margin was 37.1% in the fourth quarter of 2023 versus 33.5% in the comparative period in 2022. The increase was driven primarily by lower premiums paid for components and labor and overhead costs.

Total operating expense for the quarter was $57.1 million compared to $88.0 million in the fourth quarter of 2022. The decrease was primarily due to the loss on disposal of an intangible asset of $52.2 million in the prior-year period, partially offset by the change in fair value of the earnout liabilities and certain one-time costs related to the CEO transition and bad debt expense.

GAAP net loss for the fourth quarter of 2023 was $26.6 million compared to GAAP net loss of $56.6 million in the fourth quarter of 2022. Adjusted net loss for the fourth quarter of 2023 was $19.4 million compared to adjusted net loss of $13.0 million in the fourth quarter of 2022.

Adjusted EBITDA was a negative $17.3 million in the fourth quarter of 2023 compared to a negative $10.6 million in the fourth quarter of 2022.

Cash, cash equivalents and marketable securities were $128.5 million as of December 31, 2023, with no debt outstanding.

Full-Year 2023 Financial Results

Total revenue was $315.7 million compared to $377.2 million in 2022, primarily due to declines in direct-to-consumer sales as well as domestic and international business-to-business sales, partially offset by higher rental revenue.

Total gross margin was 40.1% for the full-year 2023 versus 40.7% in 2022. The decline was primarily due to sales channel mix and higher servicing costs, partially offset by lower premiums paid for components and labor and overhead costs as well as higher reimbursement rates. Additional impacts included higher cost of other materials and warranty cost per unit sold.

Total operating expense for the full-year 2023 was $236.1 million compared to $238.8 million for the full-year 2022.

GAAP net loss for full-year 2023 was $102.4 million compared to GAAP net loss of $83.8 million for full-year 2022. Adjusted net loss for full-year 2023 was $48.3 million compared to adjusted net loss of $26.2 million for full-year 2022.

Adjusted EBITDA was a negative $37.8 million for the full-year 2023 compared to a negative $13.5 million for the full-year 2022.

Reconciliations of adjusted EBITDA and adjusted net loss for the three and twelve months ended December 31, 2023 and 2022 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2024 Financial Outlook

For the first quarter 2024, Inogen expects revenue of $73 to $74 million, reflecting 1% to 3% reported growth relative to the first quarter 2023.

Quarterly Conference Call Information

Inogen will issue fourth quarter and full-year 2023 financial results after the market closes on Tuesday, February 27, 2024. On the same day, the company will host a conference call beginning at 2:00 pm PT / 5:00 pm ET.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961
Non-US callers (201) 689-8589

Please reference Inogen to join the call. To listen to a live webcast, please visit the Investor Relations section of Inogen's website at: http://investor.inogen.com/. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through March 5, 2024. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13743411.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the business positioned for revenue growth and long-term profitability, advancing the innovation pipeline, working to bring Physio-Assist to the U.S. market, and Inogen’s first quarter revenue expectations. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; risks associated with international operations; and the possibility that Inogen will not realize anticipated revenue from recent or future technology acquisitions or that expenses and costs related thereto will exceed Inogen’s expectations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2023, its Quarterly Report on Form 10-Q for the calendar quarter ended September 30, 2023 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and twelve months ended December 31, 2023, and December 31, 2022. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Contact

ir@inogen.net

Consolidated Statements of Comprehensive Loss
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue
Sales revenue	$59,404	$73,184	$251,607	$320,549
Rental revenue	16,492	14,907	64,053	56,692
Total revenue	75,896	88,091	315,660	377,241
Cost of revenue
Cost of sales revenue	39,936	51,753	158,636	197,805
Cost of rental revenue, including depreciation of $3,213 and $2,950 for the three months ended and $12,893 and $11,103 for the twelve months ended, respectively	7,802	6,867	30,325	25,903
Total cost of revenue	47,738	58,620	188,961	223,708
Gross profit	28,158	29,471	126,699	153,533
Operating expense
Research and development	6,714	5,934	20,840	21,943
Sales and marketing	25,653	28,606	107,091	120,767
General and administrative	24,773	1,259	75,260	43,905
Loss on disposal of intangible asset	—	52,161	—	52,161
Impairment charges	—	—	32,894	—
Total operating expense	57,140	87,960	236,085	238,776
Loss from operations	(28,982)	(58,489)	(109,386)	(85,243)
Other income (expense)
Interest income	1,602	1,715	6,574	2,837
Other income (expense)	292	305	468	(862)
Total other income, net	1,894	2,020	7,042	1,975
Loss before provision (benefit) for income taxes	(27,088)	(56,469)	(102,344)	(83,268)
Provision (benefit) for income taxes	(533)	141	105	504
Net loss	(26,555)	(56,610)	(102,449)	(83,772)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	1,933	856	1,358	(597)
Change in net unrealized gains (losses) on foreign currency hedging	(78)	(1,461)	—	(3,130)
Less: reclassification adjustment for net (gains) losses included in net income	25	784	—	1,990
Total net change in unrealized gains (losses) on foreign currency hedging	(53)	(677)	—	(1,140)
Change in net unrealized gains (losses) on marketable securities	(72)	9	110	25
Total other comprehensive income (loss), net of tax	1,808	188	1,468	(1,712)
Comprehensive loss	$(24,747)	$(56,422)	$(100,981)	$(85,484)

Basic net loss per share attributable to common stockholders (1)	$(1.14)	$(2.47)	$(4.42)	$(3.67)
Diluted net loss per share attributable to common stockholders (1) (2)	$(1.14)	$(2.47)	$(4.42)	$(3.67)
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders:
Basic common shares	23,313,495	22,926,276	23,176,098	22,852,571
Diluted common shares	23,313,495	22,926,276	23,176,098	22,852,571

(1)
Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.
(2)
Due to a net loss for the three and twelve months ended December 31, 2023 and December 31, 2022, diluted loss per share is the same as basic.

Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	December 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$125,492	$187,014
Marketable securities	2,979	—
Accounts receivable, net	42,241	62,725
Inventories, net	21,840	34,093
Income tax receivable	669	1,626
Prepaid expenses and other current assets	13,846	19,187
Total current assets	207,067	304,645
Property and equipment, net	50,316	43,269
Goodwill	10,057	32,852
Intangibles and other non-current assets	34,591	177
Operating lease right-of-use asset	20,338	21,653
Other assets	3,825	2,445
Total assets	$326,194	$405,041
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$30,142	$33,974
Accrued payroll	11,066	11,190
Warranty reserve - current	9,628	7,790
Operating lease liability - current	3,653	3,515
Earnout liability	10,000	—
Deferred revenue - current	7,980	8,880
Income tax payable	27	—
Total current liabilities	72,496	65,349
Warranty reserve - noncurrent	13,850	12,123
Operating lease liability - noncurrent	18,270	19,764
Deferred revenue - noncurrent	8,227	10,399
Deferred tax liability - noncurrent	8,539	—
Total liabilities	121,382	107,635
Stockholders' equity
Common stock	23	23
Additional paid-in capital	320,513	312,126
Accumulated deficit	(116,949)	(14,500)
Accumulated other comprehensive income (loss)	1,225	(243)
Total stockholders' equity	204,812	297,406
Total liabilities and stockholders' equity	$326,194	$405,041

Condensed Consolidated Cash Flow
(unaudited)
(amounts in thousands)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(102,449)	$(83,772)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,152	23,514
Loss on rental units and other assets	4,508	3,095
Gain on sale of former rental assets	(84)	(154)
Provision for sales revenue returns and doubtful accounts	10,730	13,024
Provision for inventory losses	2,691	2,423
Loss on purchase commitments	2,057	—
Stock-based compensation expense	7,427	12,283
Deferred income taxes	(251)	—
Change in fair value of earnout liability	6,822	(15,386)
Loss on disposal of intangible asset	—	52,161
Impairment charges	32,894	—
Changes in operating assets and liabilities	14,269	(44,720)
Net cash used in operating activities	(3,234)	(37,532)
Cash flows from investing activities
Purchases of available-for-sale securities	(26,869)	—
Maturities of available-for-sale securities	24,000	10,014
Investment in intangible assets	(494)	—
Investment in property and equipment	(5,218)	(3,337)
Production and purchase of rental equipment	(21,299)	(17,885)
Proceeds from sale of former assets	198	331
Acquisition of business, net of cash acquired	(29,633)	—
Net cash used in investing activities	(59,315)	(10,877)
Cash flows from financing activities
Proceeds from stock options exercised	384	44
Proceeds from employee stock purchases	1,094	1,691
Payment of employment taxes related to release of restricted stock	(518)	(1,355)
Net cash provided by financing activities	960	380
Effect of exchange rates on cash	67	(481)
Net decrease in cash and cash equivalents	$(61,522)	$(48,510)

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended December 31,		Change as reported		Constant Currency Change
	2023	2022	$	%	%
Revenue by region and category
Business-to-business domestic sales	$18,051	$27,190	$(9,139)	-33.6%	-33.6%
Business-to-business international sales	21,524	20,703	821	4.0%	2.6%
Direct-to-consumer domestic sales	19,829	25,291	(5,462)	-21.6%	-21.6%
Direct-to-consumer domestic rentals	16,492	14,907	1,585	10.6%	10.6%
Total revenue	$75,896	$88,091	$(12,195)	-13.8%	-14.3%
Additional financial measures
Units sold	34,100	43,500
Net rental patients as of period-end	51,900	45,600

	Twelve months ended December 31,		Change as reported		Constant Currency Change
	2023	2022	$	%	%
Revenue by region and category
Business-to-business domestic sales	$66,196	$86,049	$(19,853)	-23.1%	-23.1%
Business-to-business international sales	89,401	101,163	(11,762)	-11.6%	-11.2%
Direct-to-consumer domestic sales	96,010	133,337	(37,327)	-28.0%	-28.0%
Direct-to-consumer domestic rentals	64,053	56,692	7,361	13.0%	13.0%
Total revenue	$315,660	$377,241	$(61,581)	-16.3%	-16.2%
Additional financial measures
Units sold	130,500	170,500
Net rental patients as of period-end	51,900	45,600

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
Non-GAAP EBITDA and Adjusted EBITDA	2023	2022	2023	2022
Net loss (GAAP)	$(26,555)	$(56,610)	$(102,449)	$(83,772)
Non-GAAP adjustments:
Interest income, net	(1,602)	(1,715)	(6,574)	(2,837)
Provision for income taxes	(533)	141	105	504
Depreciation and amortization	5,144	5,978	18,152	23,514
EBITDA (non-GAAP)	(23,546)	(52,206)	(90,766)	(62,591)
Stock-based compensation	(1,057)	3,098	7,427	12,283
Acquisition-related expenses	432	—	2,413	—
Restructuring-related and other charges (1)	—	—	3,426	—
Impairment charges	—	—	32,894	—
Change in fair value of earnout liability	6,822	(13,687)	6,822	(15,386)
Loss on disposal of intangible asset	—	52,161	—	52,161
Adjusted EBITDA (non-GAAP)	$(17,349)	$(10,634)	$(37,784)	$(13,533)

	Three months ended December 31,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2023	2022	2023	2022
Financial Results (GAAP)	$(26,555)	$(56,610)	$(1.14)	$(2.47)
Non-GAAP adjustments:
Amortization of intangibles	918	2,022
Stock-based compensation	(1,057)	3,098
Acquisition-related expenses	432	—
Change in fair value of earnout liability	6,822	(13,687)
Loss on disposal of intangible asset	—	52,161
Income tax impact of adjustments (2)	—	—
Adjusted	$(19,440)	$(13,016)	$(0.83)	$(0.57)

	Twelve months ended December 31,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2023	2022	2023	2022
Financial Results (GAAP)	$(102,449)	$(83,772)	$(4.42)	$(3.67)
Non-GAAP adjustments:
Amortization of intangibles	1,202	8,469
Stock-based compensation	7,427	12,283
Acquisition-related expenses	2,413	—
Restructuring-related and other charges (1)	3,426	—
Impairment charges	32,894	—
Change in fair value of earnout liability	6,822	(15,386)
Loss on disposal of intangible asset	—	52,161
Income tax impact of adjustments (2)	—	—
Adjusted	$(48,265)	$(26,245)	$(2.08)	$(1.15)

(1)
Charges represent the costs associated with workforce reductions and associated costs and other restructuring-related activities.
(2)
Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for 2023 and 2022.